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EXHIBIT 23.0

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use on Form 10-K dated March 27, 2000, of our report dated January 14, 2000, relating to the financial statements of VRB Bancorp.

/s/ Moss Adams, LLP
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Portland, Oregon
March 23, 2000